UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

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Maryland	333-136110	20-5188065
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552

(Address of Principal Executive Office) (Zip Code)

(516) 693-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On November 8, 2016, the Board of Directors (the “Board”) of GTJ REIT, Inc. (the “Company”) approved a share redemption program (the “Program”) authorizing redemption of the Company’s shares of common stock (the “Shares”), subject to certain conditions and limitations.

The following is a summary of terms and provisions of the Program:

•the Company will redeem the Shares on a semi-annual basis (each redemption period ending on May 31st and November 30th of each year), at a specified price per share (which price will be equal to 90% of its net asset value per Share for the most recently completed calendar year, subject to adjustment) up to a yearly maximum of $1 million in Shares, subject to sufficient funds being available.

•the Program will be open to all stockholders, indefinitely with no specific end date (although the Board may choose to amend, suspend or terminate the Program at any time by providing 30 days’ advance notice to stockholders).

•stockholders can tender their Shares for redemption at any time during the period in which the Program is open; stockholders can also withdraw tendered Shares at any time prior to 10 days before the end of the applicable semi-annual period.

•if the annual volume limitation is reached in any given semi-annual period or the Company determines to redeem fewer shares than have been submitted for redemption in any particular semi-annual period due to the insufficiency of funds, the Company will redeem Shares on a pro rata basis in accordance with the policy on priority of redemptions set forth in the Program.

•the redemption price for the Shares will be paid in cash no later than 3 business days following the last calendar day of the applicable semi-annual period.

•the Program will be terminated if the Shares are listed on a national securities exchange or included for quotation in a national securities market, or in the event a secondary market for the Shares develops or if the Company merges with a listed company.

•the Company’s transfer agent, American Stock Transfer & Trust Company, will act as the redemption agent in connection with the Program.

The first semi-annual period under the Program will be open commencing on June 1, 2016.

The foregoing is a summary of the terms and provisions of the Program and is therefore subject to the full text of the Program which is filed as Exhibit 99.1 hereto and will be made available on the Company’s corporate website.

The Company will prepare a newsletter addressed to its stockholders detailing the Program which newsletter will be posted on the Company’s corporate website and will be mailed to the Company’s stockholders.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit

NumberDescription

99.1	Share Redemption Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc. By: /s/Louis Sheinker Louis Sheinker

Date:  January 23, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Share Redemption Program